Exhibit 99.1

News Release

For Immediate Release	Contact: Steven E. Wilson
July 25, 2013	Chief Financial Officer
(800) 445-1347 ext. 8704

United Bankshares, Inc. Increases Earnings

for the Second Quarter and First Half of 2013

WASHINGTON, D.C. and CHARLESTON, WV — United Bankshares, Inc. (NASDAQ: UBSI), today reported earnings for the second quarter and the first half of 2013. Earnings for the second quarter of 2013 were $22.2 million or $0.44 per diluted share, an increase from earnings of $21.0 million or $0.42 per diluted share for the second quarter of 2012. Earnings for the first half of 2013 were $43.8 million or $0.87 per diluted share, up from earnings of $42.1 million or $0.84 per diluted share for the first half of 2012.

Second quarter of 2013 results produced a return on average assets of 1.07% and a return on average equity of 8.81%, respectively. For the first half of 2013, United’s return on average assets was 1.06% while the return on average equity was 8.76%. United’s annualized returns on average assets and average equity were 1.00% and 8.58%, respectively, for the second quarter of 2012 while the returns on average assets and average equity was 1.00% and 8.60%, respectively, for the first half of 2012.

The results for the second quarter and first half of 2013 included noncash, before-tax, other-than-temporary impairment charges of $137 thousand and $971 thousand, respectively, on certain investment securities. The results for the second quarter and first half of 2012 included noncash, before-tax, other-than-temporary impairment charges of $1.7 million and $3.1 million, respectively, on certain investment securities.

United’s asset quality continues to outperform its peers. United’s percentage of nonperforming loans to loans, net of unearned income of 1.43% at June 30, 2013 compares favorably to the most recently reported percentage of 2.39% at March 31, 2013 for United’s Federal Reserve peer group. At June 30, 2013, nonperforming loans were $94.0 million, up slightly from nonperforming loans of $92.8 million or 1.43% of loans, net of unearned income, at December 31, 2012. As of June 30, 2013, the allowance for loan losses was $74.6 million or 1.14% of loans, net of unearned income, which was comparable to $73.9 million or 1.13% of loans, net of unearned income, at December 31, 2012. Total nonperforming assets of $138.4 million, including OREO of $44.4 million at June 30, 2013, represented 1.63% of total assets which also compares favorably to the most recently reported percentage of 1.87% at March 31, 2013 for United’s Federal Reserve peer group.

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 13.8% at June 30, 2013 while its Tier I capital and leverage ratios are 12.6% and 10.9%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10%, a Tier I capital ratio of 6% and a leverage ratio of 5%.

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July 25, 2013

Page Two

Tax-equivalent net interest income for the second quarter of 2013 was $67.7 million, a decrease of $2.9 million or 4% from the second quarter of 2012 due mainly to a decrease in the average yield on earning assets. The second quarter of 2013 average yield on earning assets decreased 26 basis points from the second quarter of 2012. In addition, average earning assets decreased $104.3 million or 1% from the second quarter of 2012 as average short-term investments declined $383.6 million. Average investment securities and average net loans did increase $10.9 million and $268.4 million, respectively, for the second quarter of 2013 from the second quarter of 2012 to somewhat mitigate the decrease in average short-term investments. Partially offsetting the decreases to tax-equivalent net interest income for the second quarter of 2013 was a decline of 17 basis points in the average cost of funds as compared to the second quarter of 2012. The net interest margin for the second quarter of 2013 was 3.65%, which was a decrease of 11 basis points from a net interest margin of 3.76% for the second quarter of 2012.

Tax-equivalent net interest income for the first half of 2013 was $136.1 million, a decrease of $5.2 million or 4% from the first half of 2012 due mainly to a decrease in the average yield on earning assets. The first half of 2013 average yield on earning assets decreased 23 basis points from the first half of 2012. In addition, average earning assets decreased $121.2 million or 2% from the first half of 2012 as average short-term investments and average investment securities declined $348.1 million and $33.0 million, respectively. Average net loans did increase $259.8 million or 4% for the first half of 2013 from the first half of 2012 to somewhat mitigate the decreases in average short-term investments and investment securities. Partially offsetting the decreases to tax-equivalent net interest income for the first half of 2013 was a decline of 18 basis points in the average cost of funds as compared to the first half of 2012. The net interest margin for the first half of 2013 was 3.70%, which was a decrease of 7 basis points from a net interest margin of 3.77% for the first half of 2012.

On a linked-quarter basis, United’s tax-equivalent net interest income for the second quarter of 2013 was flat from the first quarter of 2013, decreasing $634 thousand or less than 1% due mainly to a decrease in the average yield on earning assets. The second quarter of 2013 average yield on earning assets decreased 13 basis points while the average cost of funds only decreased 3 basis points from the first quarter of 2013. Average earning assets were flat, increasing $71.0 million or less than 1% during the quarter. Average net loans were flat for the quarter as well, increasing $27.5 million or less than 1%. Average short-term investments increased $14.5 million or 6% while average investments increased $29.1 million or 4% for the quarter. The net interest margin of 3.65% for the second quarter of 2013 was a decrease of 10 basis points from the net interest margin of 3.75% for the first quarter of 2013.

For the quarters ended June 30, 2013 and 2012, the provision for credit losses was $5.0 million and $3.4 million, respectively, while the provision for the first six months of 2013 was $10.1 million as compared to $7.6 million for the first six months of 2012. Net charge-offs were $4.5 million and $4.0 million for the second quarter of 2013 and 2012, respectively. Net charge-offs were $9.5 million and $8.0 million for the first half of 2013 and 2012, respectively. Annualized net charge-offs as a percentage of average loans was 0.28% and 0.29% for the second quarter and first half of 2013, respectively. United’s most recently reported Federal Reserve peer group’s net charge-offs to average loans percentage was 0.31% for the first quarter of 2013.

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Noninterest income for the second quarter of 2013 was $19.1 million, which was an increase of $2.5 million from the second quarter of 2012. Included in noninterest income for the second quarter of 2013 were noncash, before-tax, other-than-temporary impairment charges of $137 thousand on certain investment securities as compared to noncash, before-tax other-than-temporary impairment charges of $1.7 million on certain investment securities for the second quarter of 2012. Excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, noninterest income for the second quarter of 2013 increased $758 thousand or 4% from the second quarter of 2012. This increase for the second quarter of 2013 was due primarily to increases of $357 thousand in income from trust and brokerage services due to increases in the value of assets under management and $256 thousand in mortgage banking income due to increased production and sales of mortgage loans in the secondary market. Partially offsetting these increases was a decrease of $185 thousand in fees from deposit services.

Noninterest income for the first half of 2013 was $37.4 million, which was an increase of $4.5 million from the first half of 2012. Included in noninterest income for the first half of 2013 were noncash, before-tax, other-than-temporary impairment charges of $971 thousand on certain investment securities as compared to noncash, before-tax other-than-temporary impairment charges of $3.1 million on certain investment securities for the first half of 2012. Excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, noninterest income for the first half of 2013 increased $2.0 million or 6% from the first half of 2012. This increase for the first half of 2013 was due primarily to increases of $1.0 million in income from bank-owned life insurance policies due to a death benefit, $903 thousand in mortgage banking income due to increased sales of mortgage loans in the secondary market and $332 thousand in income from derivatives not in hedge relationships due to a change in the fair value.

On a linked-quarter basis, noninterest income for the second quarter of 2013 increased $751 thousand from the first quarter of 2013. Included in the results for the second quarter of 2013 and first quarter of 2013 were noncash, before-tax, other-than-temporary impairment charges of $137 thousand and $834 thousand, respectively. Excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, noninterest income was flat on a linked-quarter basis, decreasing $154 thousand or less than 1% as a decrease of $1.2 million in income from bank-owned life insurance policies due to a death benefit in the first quarter was mostly offset by increases of $584 thousand and $540 thousand, respectively, in fees from deposit services and income from trust and brokerage services.

Noninterest expense for the second quarter of 2013 was $48.5 million, a decrease of $2.7 million or 5% from the second quarter of 2012. Employee compensation for the second quarter of 2013 declined $1.0 million due to a reduction in employees from the merger of banking subsidiaries in 2012. In addition, equipment expense decreased $702 thousand due to a decline in maintenance costs and net occupancy expense declined $500 thousand due to lower maintenance and rental expense. Also, several general operating expenses declined from the second quarter of 2012 due mainly to the merger of banking subsidiaries.

Noninterest expense for the first half of 2013 was $96.8 million, a decrease of $4.7 million or 5% from the first half of 2012. Employee compensation for the first half of 2013 declined $2.3 million due to the reduction in employees from the merger of banking subsidiaries in 2012. In addition, equipment expense decreased $939 thousand due mainly to a decline in maintenance costs and other real estate owned (OREO) expense decreased $888 thousand as reductions to fair value and losses on sales declined from the first half of 2012. Also, several

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general operating expenses declined from the first half of 2012, mainly as a result of the merger of banking subsidiaries. Partially offsetting these decreases was an increase of $653 thousand in employee benefits expense due mainly to higher pension costs. Also included in noninterest expense for the first half of 2013 was an increase in merger expenses of $595 thousand.

On a linked-quarter basis, noninterest expense for the second quarter of 2013 was flat from the first quarter of 2013, increasing $298 thousand or less than 1%. This slight increase was due primarily to an increase of $1.1 million in OREO expense due mainly to declines in the fair values of OREO properties. Virtually offsetting this increase were declines of $549 thousand in merger expenses, $370 thousand in net occupancy expense due to lower maintenance costs and $318 thousand in employee benefits expense due to lower unemployment taxes and pension expense.

During the second quarter of 2013, United’s Board of Directors declared a cash dividend of $0.31 per share. United has increased its dividend to shareholders for 39 consecutive years. The annualized 2013 dividend of $1.24 equates to a yield of approximately 4.3% based on recent UBSI market prices.

On January 30, 2013, United announced the signing of a definitive merger agreement with Virginia Commerce Bancorp, Inc. (“VCBI”) headquartered in Arlington, Virginia. VCBI has twenty-eight (28) banking offices, one residential mortgage origination office and one wealth management office located in the Northern Virginia suburbs of Washington, D.C. United filed with the Securities and Exchange Commission a Form S-4 related to the merger on May 29, 2013 and Amendment No. 1 to the Form S-4 on July 18, 2013. Consummation of the merger is subject to approval of the shareholders of United and VCBI, the receipt of all required regulatory approvals, as well as other customary conditions.

United has consolidated assets of approximately $8.5 billion with 115 full service offices in West Virginia, Virginia, Maryland, Ohio, Pennsylvania and Washington, D.C. United Bankshares stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its June 30, 2013 consolidated financial statements on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of June 30, 2013 and will adjust amounts preliminarily reported, if necessary.

Forward-Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In Thousands Except for Per Share Data)

	Three Months Ended		Six Months Ended
	June 30 2013	June 30 2012	June 30 2013	June 30 2012
EARNINGS SUMMARY:
Interest income, taxable equivalent (non-GAAP)	$76,994	$82,665	$154,843	$166,122
Interest expense	9,282	12,050	18,785	24,872
Net interest income, taxable equivalent (non-GAAP)	67,712	70,615	136,058	141,250
Taxable equivalent adjustment	1,509	1,560	3,033	3,229
Net interest income (GAAP)	66,203	69,055	133,025	138,021
Provision for loan losses	4,960	3,436	10,147	7,569
Noninterest income	19,099	16,587	37,447	32,913
Noninterest expenses	48,547	51,252	96,796	101,514
Income taxes	9,576	9,905	19,731	19,792
Net income	$22,219	$21,049	$43,798	$42,059

PER COMMON SHARE:
Net income:
Basic	$0.44	$0.42	$0.87	$0.84
Diluted	0.44	0.42	0.87	0.84
Cash dividends	$0.31	$0.31	0.62	0.62
Book value			19.98	19.52
Closing market price			$26.45	$25.88
Common shares outstanding:
Actual at period end, net of treasury shares			50,360,373	50,275,869
Weighted average-basic	50,345,733	50,274,665	50,322,783	50,255,019
Weighted average-diluted	50,402,194	50,308,228	50,382,170	50,299,982

FINANCIAL RATIOS:
Return on average assets	1.07%	1.00%	1.06%	1.00%
Return on average shareholders’ equity	8.81%	8.58%	8.76%	8.60%
Average equity to average assets	12.10%	11.64%	12.10%	11.62%
Net interest margin	3.65%	3.76%	3.70%	3.77%

	June 30 2013	June 30 2012	December 31 2012	March 31 2013
PERIOD END BALANCES:
Assets	$8,480,268	$8,457,009	$8,420,013	$8,313,828
Earning assets	7,555,969	7,482,684	7,459,217	7,373,622
Loans, net of unearned income	6,567,178	6,308,983	6,511,416	6,466,762
Loans held for sale	8,364	9,279	17,762	7,041
Investment securities	813,760	722,854	729,402	750,215
Total deposits	6,577,836	6,860,441	6,752,986	6,682,712
Shareholders’ equity	1,006,058	981,181	992,251	1,000,249

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 2013	June 2012	March 2013	June 2013	June 2012

Interest & Loan Fees Income (GAAP)	$75,485	$81,105	$76,325	$151,810	$162,893
Tax equivalent adjustment	1,509	1,560	1,524	3,033	3,229

Interest & Fees Income (FTE) (non-GAAP)	76,994	82,665	77,849	154,843	166,122
Interest Expense	9,282	12,050	9,503	18,785	24,872

Net Interest Income (FTE) (non-GAAP)	67,712	70,615	68,346	136,058	141,250

Provision for Loan Losses	4,960	3,436	5,187	10,147	7,569

Non-Interest Income:
Fees from trust & brokerage services	4,370	4,013	3,830	8,200	7,997
Fees from deposit services	10,208	10,393	9,624	19,832	20,705
Bankcard fees and merchant discounts	899	738	797	1,696	1,385
Other charges, commissions, and fees	626	600	561	1,187	1,177
Income from bank-owned life insurance	1,185	1,255	2,389	3,574	2,544
Mortgage banking income	739	483	965	1,704	801
Other non-interest revenue	861	648	876	1,737	1,306
Net other-than-temporary impairment losses	(137)	(1,742)	(834)	(971)	(3,119)
Net gains on sales/calls of investment securities	348	199	140	488	117

Total Non-Interest Income	19,099	16,587	18,348	37,447	32,913

Non-Interest Expense:
Employee compensation	16,957	17,965	16,604	33,561	35,872
Employee benefits	5,675	5,823	5,993	11,668	11,015
Net occupancy	4,821	5,321	5,191	10,012	10,363
Data processing	2,813	2,639	2,731	5,544	5,848
FDIC expense	1,564	1,495	1,559	3,123	3,050
Amortization of intangibles	506	724	534	1,040	1,486
OREO expense	2,330	2,160	1,270	3,600	4,488
Other expenses	13,881	15,125	14,367	28,248	29,392

Total Non-Interest Expense	48,547	51,252	48,249	96,796	101,514

Income Before Income Taxes (FTE) (non-GAAP)	33,304	32,514	33,258	66,562	65,080

Tax equivalent adjustment	1,509	1,560	1,524	3,033	3,229

Income Before Income Taxes (GAAP)	31,795	30,954	31,734	63,529	61,851

Taxes	9,576	9,905	10,155	19,731	19,792

Net Income	$22,219	$21,049	$21,579	$43,798	$42,059

MEMO: Effective Tax Rate	30.12%	32.00%	32.00%	31.06%	32.00%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	June 30 2013 Q-T-D Average	June 30 2012 Q-T-D Average	June 30 2013	December 31 2012	June 30 2012
Cash & Cash Equivalents	$375,189	$759,990	$379,041	$432,077	$673,208

Securities Available for Sale	661,711	637,180	704,202	625,625	607,144
Held to Maturity Securities	42,899	55,141	42,485	43,467	53,274
Other Investment Securities	63,111	64,526	67,073	60,310	62,436

Total Securities	767,721	756,847	813,760	729,402	722,854

Total Cash and Securities	1,142,910	1,516,837	1,192,801	1,161,479	1,396,062

Loans held for sale	8,181	7,971	8,364	17,762	9,279

Commercial Loans	4,727,197	4,403,617	4,809,024	4,726,292	4,507,375
Mortgage Loans	1,472,874	1,525,191	1,463,694	1,490,306	1,510,517
Consumer Loans	299,485	306,784	302,132	301,182	302,981

Gross Loans	6,499,556	6,235,592	6,574,850	6,517,780	6,320,873

Unearned income	(7,240)	(12,392)	(7,672)	(6,364)	(11,890)

Loans, net of unearned income	6,492,316	6,223,200	6,567,178	6,511,416	6,308,983

Allowance for Loan Losses	(74,829)	(73,931)	(74,574)	(73,901)	(73,413)

Goodwill	375,583	371,656	375,583	375,583	375,583
Other Intangibles	9,301	11,915	9,066	10,107	11,472

Total Intangibles	384,884	383,571	384,649	385,690	387,055

Other Real Estate Owned	47,437	48,716	44,416	49,484	48,608
Other Assets	357,369	374,359	357,434	368,083	380,435

Total Assets	$8,358,268	$8,480,723	$8,480,268	$8,420,013	$8,457,009

MEMO: Earning Assets	$7,431,084	$7,535,416	$7,555,969	$7,459,217	$7,482,684

Interest-bearing Deposits	$4,844,439	$5,166,826	$4,834,603	$4,928,575	$5,117,149
Noninterest-bearing Deposits	1,750,145	1,691,478	1,743,233	1,824,411	1,743,292

Total Deposits	6,594,584	6,858,304	6,577,836	6,752,986	6,860,441

Short-term Borrowings	417,452	278,692	548,561	314,962	265,077
Long-term Borrowings	284,807	308,934	284,773	284,926	290,227

Total Borrowings	702,259	587,626	833,334	599,888	555,304

Other Liabilities	49,697	47,600	63,040	74,888	60,083

Total Liabilities	7,346,540	7,493,530	7,474,210	7,427,762	7,475,828

Preferred Equity	—	—	—	—	—
Common Equity	1,011,728	987,193	1,006,058	992,251	981,181

Total Shareholders’ Equity	1,011,728	987,193	1,006,058	992,251	981,181

Total Liabilities & Equity	$8,358,268	$8,480,723	$8,480,268	$8,420,013	$8,457,009

MEMO: Interest-bearing Liabilities	$5,546,698	$5,754,452	$5,667,937	$5,528,463	$5,672,453

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
Quarterly/Year-to-Date Share Data:	June 2013	June 2012	March 2013	June 2013	June 2012

Earnings Per Share:
Basic	$0.44	$0.42	$0.43	$0.87	$0.84
Diluted	$0.44	$0.42	$0.43	$0.87	$0.84

Common Dividend Declared Per Share:	$0.31	$0.31	$0.31	$0.62	$0.62

High Common Stock Price	$26.84	$29.45	$27.24	$27.24	$30.91
Low Common Stock Price	$24.46	$23.87	$24.80	$24.46	$23.87

Average Shares Outstanding (Net of Treasury Stock):
Basic	50,345,733	50,274,665	50,301,875	50,322,783	50,255,019
Diluted	50,402,194	50,308,228	50,331,503	50,382,170	50,299,982

Memorandum Items:

Tax Applicable to Security Sales/Calls	$122	$70	$49	$171	$41

Common Dividends	$15,613	$15,605	$15,605	$31,218	$31,175

Dividend Payout Ratio	70.27%	74.14%	72.32%	71.28%	74.12%

			June	June	March
EOP Share Data:			2013	2012	2013

Book Value Per Share			$19.98	$19.52	$19.87
Tangible Book Value Per Share			$12.34	$11.82	$12.22

52-week High Common Stock Price			$27.24	$30.91	$29.45
Date			03/15/13	03/19/12	04/02/12
52-week Low Common Stock Price			$22.54	$18.78	$22.54
Date			08/02/12	09/22/11	08/02/12

EOP Shares Outstanding (Net of Treasury Stock):			50,360,373	50,275,869	50,337,922

Memorandum Items:

EOP Employees (full-time equivalent)			1,546	1,626	1,527

Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)			$1,006,058	$981,181	$1,000,249
Less: Total Intangibles			(384,649)	(387,055)	(385,156)

Tangible Equity (non-GAAP)			$621,409	$594,126	$615,093
÷ EOP Shares Outstanding (Net of Treasury Stock)			50,360,373	50,275,869	50,337,922
Tangible Book Value Per Share (non-GAAP)			$12.34	$11.82	$12.22

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
Selected Yields and Net Interest Margin:	June 2013	June 2012	March 2013	June 2013	June 2012

Loans	4.49%	5.01%	4.61%	4.55%	5.02%
Investment Securities	2.55%	2.91%	2.59%	2.57%	3.00%
Money Market Investments/FFS	0.27%	0.27%	0.23%	0.25%	0.26%
Average Earning Assets Yield	4.15%	4.41%	4.28%	4.21%	4.44%
Interest-bearing Deposits	0.57%	0.65%	0.58%	0.57%	0.66%
Short-term Borrowings	0.21%	0.10%	0.26%	0.23%	0.09%
Long-term Borrowings	3.11%	4.78%	3.31%	3.21%	4.80%
Average Liability Costs	0.67%	0.84%	0.70%	0.69%	0.87%
Net Interest Spread	3.48%	3.57%	3.58%	3.52%	3.57%
Net Interest Margin	3.65%	3.76%	3.75%	3.70%	3.77%

Selected Financial Ratios:

Return on Average Common Equity	8.81%	8.58%	8.72%	8.76%	8.60%
Return on Average Assets	1.07%	1.00%	1.05%	1.06%	1.00%
Efficiency Ratio	52.78%	54.50%	53.15%	52.97%	53.93%

			June 2013	June 2012	March 2013

Loan / Deposit Ratio			99.84%	91.96%	96.77%
Allowance for Loan Losses/ Loans, net of unearned income			1.14%	1.16%	1.15%
Allowance for Credit Losses (1)/ Loans, net of unearned income			1.17%	1.20%	1.18%
Nonaccrual Loans / Loans, net of unearned income			1.15%	1.00%	1.14%
90-Day Past Due Loans/ Loans, net of unearned income			0.16%	0.16%	0.13%
Non-performing Loans/ Loans, net of unearned income			1.43%	1.23%	1.35%
Non-performing Assets/ Total Assets			1.63%	1.49%	1.64%
Primary Capital Ratio			12.65%	12.38%	12.83%
Shareholders’ Equity Ratio			11.86%	11.60%	12.03%
Price / Book Ratio			1.32x	1.33x	1.34x
Price / Earnings Ratio			15.00x	15.46x	15.52x

Note: (1) Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	June	June	December	March
Asset Quality Data:	2013	2012	2012	2013

EOP Non-Accrual Loans	$75,811	$63,279	$71,559	$73,811
EOP 90-Day Past Due Loans	10,280	10,029	18,068	8,301
EOP Restructured Loans (2)	7,909	4,255	3,175	5,309

Total EOP Non-performing Loans	$94,000	$77,563	$92,802	$87,421

EOP Other Real Estate Owned	44,416	48,608	49,484	48,850

Total EOP Non-performing Assets	$138,416	$126,171	$142,286	$136,271

	Three Months Ended			Six Months Ended
Allowance for Credit Losses: (1)	June 2013	June 2012	March 2013	June 2013	June 2012
Beginning Balance	$76,043	$75,747	$75,557	$75,557	$75,727
Provision for Credit Losses (3)	5,120	3,813	5,416	10,536	7,828

	81,163	79,560	80,973	86,093	83,555
Gross Charge-offs	(5,308)	(5,188)	(5,184)	(10,492)	(9,922)
Recoveries	764	1,153	254	1,018	1,892

Net Charge-offs	(4,544)	(4,035)	(4,930)	(9,474)	(8,030)

Ending Balance	$76,619	$75,525	$76,043	$76,619	$75,525

Note:	(1)	Includes allowances for loan losses and lending-related commitments.
	(2)	Restructured loans with an aggregate balance of $1,427, $375 and $375 at June 30, 2012, December 31, 2012 and March 31, 2013, respectively, were on nonaccrual status, but are not included in “EOP Non-Accrual Loans” above.
		No restructured loans were on nonaccrual status at June 30, 2013.

	(3)	Includes the Provision for Loan Losses and a provision for lending-related commitments included in Other Expenses.